Exhibit 99.1

NEWS RELEASE

CONTACT: Media Meghan Cox Manager Corporate Communications T - (412) 433-6777 E - mmcox@uss.com	Investors/Analysts Dan Lesnak General Manager Investor Relations T - (412) 433-1184 E - dtlesnak@uss.com

FOR IMMEDIATE RELEASE:
UNITED STATES STEEL CORPORATION REPORTS SECOND QUARTER 2017 RESULTS

•	Net earnings of $261 million, or $1.48 per diluted share

•	Second quarter cash flow from operations of $377 million

•	Total liquidity of $3.3 billion, including $1.5 billion of cash

•	EBITDA of $434 million; Adjusted EBITDA of $362 million

•	2017 net earnings Outlook of $300 million; 2017 adjusted EBITDA Outlook of approximately $1.1 billion

PITTSBURGH, July 25, 2017 – United States Steel Corporation (NYSE: X) reported second quarter 2017 net earnings of $261 million, or $1.48 per diluted share, which included a gain of $72 million, or $0.41 per diluted share which represents the recovery in excess of our retained interest resulting from the sale of
U. S. Steel Canada Inc. This compared to a second quarter 2016 net loss of $46 million, or $0.32 per diluted share, and a first quarter 2017 net loss of $180 million, or $1.03 per diluted share.

Earnings Highlights

(Dollars in millions, except per share amounts)	2Q 2017	1Q 2017	2Q 2016
Net Sales	$3,144	$2,725	$2,584
Segment earnings (loss) before interest and income taxes
Flat-Rolled	$218	$(90)	$6
U. S. Steel Europe	55	87	55
Tubular	(29)	(57)	(78)
Other Businesses	9	13	10
Total segment earnings (loss) before interest and income taxes	$253	$(47)	$(7)
Postretirement benefit (expense) income	(12)	(16)	12
Other items not allocated to segments	72	(35)	23
Earnings (loss) before interest and income taxes	$313	$(98)	$28
Net interest and other financial costs	68	63	81
Income tax (benefit) provision	(16)	19	(7)
Less: Net earnings attributable to the noncontrolling interests	—	—	—
Net earnings (loss) attributable to United States Steel Corporation	$261	$(180)	$(46)
-Earnings (loss) per basic share	$1.49	$(1.03)	$(0.32)
-Earnings (loss) per diluted share	$1.48	$(1.03)	$(0.32)

Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) (a)	$362	$74	$134
(a) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of net earnings (loss) attributable to United States Steel Corporation to adjusted EBITDA.

Commenting on results, U. S. Steel President and Chief Executive Officer Dave Burritt said, "Our facilities performed better in the second quarter, particularly in our Flat-Rolled segment. Better operations, combined with higher prices and volumes in all of our segments and improved results from our mining operations, resulted in a $300 million improvement in our segment results compared with the first quarter. Our European operations continue to deliver solid earnings and our Tubular operations continue to make progress towards returning to profitability. We are focused on our strategic priorities: driving operational excellence across our business – from our plants to our support teams; investing in our facilities through our asset revitalization program; and providing our employees with the resources they need to implement positive, substantive changes. Successful execution of this strategy will result in continuous improvements in safety, quality, delivery and costs and create meaningful value and returns for all of our stakeholders, including employees, customers and stockholders.”

Segment earnings before interest and income taxes were $253 million, or $66 per ton, for the second quarter of 2017 compared with segment loss before interest and income taxes of $47 million, or $13 per ton, in the first quarter of 2017 and a segment loss before interest and income taxes of $7 million, or $2 per ton, in the second quarter of 2016. For the second quarter of 2017, we recorded a tax benefit of $16 million on our pretax earnings of $245 million.
We had positive operating cash flow of $242 million for the six months ended June 30, 2017. As of June 30, 2017, we had $1.5 billion of cash and $3.3 billion of total liquidity, our highest liquidity since the separation from Marathon Oil at the end of 2001.
Segment Analysis
Second quarter results for our Flat-Rolled segment improved significantly compared with the first quarter, primarily due to higher results from our mining operations and a second consecutive quarter of increasing average realized prices and shipments. The higher results from our mining operations reflect the benefits from the restart of our Keetac facility to support third-party pellet sales, as well as normal seasonal improvements.
Second quarter results for our European segment declined compared with the first quarter due to an unfavorable first-in-first-out (FIFO) inventory impact, only partially offset by increased average realized prices and shipments, lower raw material and energy costs, and a favorable impact from foreign exchange rates.
Second quarter results for our Tubular segment improved compared with the first quarter due to increased average realized prices and shipments, as well as operational efficiencies. These benefits were partially offset by increased substrate costs.
2017 Outlook
Commenting on U. S. Steel’s Outlook for 2017, Burritt said, "We are seeing a more bullish sentiment in the markets served by our Flat-Rolled and European segments right now, as prices have been increasing and overall demand has been stable. Our Tubular segment continues to benefit from operational and cost improvements we have made, as well as from stronger market conditions. Our investment in our facilities and our people continues to increase. These strategic investments, combined with our focus on achieving operational excellence, will deliver continuous improvements in safety, quality, delivery and costs that will position us to succeed through business cycles, and support future growth initiatives."

If market conditions remain at their current levels, we expect:

•	2017 net earnings of approximately $300 million, or $1.70 per share, and consolidated adjusted EBITDA of approximately $1.1 billion;

◦	EBITDA by Segment;

◦	Flat-Rolled EBITDA of approximately $750 million;

◦	U. S. Steel Europe EBITDA of approximately $400 million;

◦	Tubular EBITDA of approximately ($50) million; and

•	Other Businesses to be comparable to 2016 and approximately $60 million of postretirement benefit expense
We believe market conditions, which include spot prices, raw material costs, customer demand, import volumes, supply chain inventories, rig counts and energy prices, will change, and as changes occur during the balance of 2017, we expect these changes to be reflected in our net earnings and adjusted EBITDA.
Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of Outlook net earnings to consolidated Outlook adjusted EBITDA and Outlook segment earnings (loss) before interest and income taxes to segment Outlook EBITDA.
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We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance.
We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.
Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., restructuring charges and impairment charges that are not part of the Company's core operations. Adjusted EBITDA is also a non-GAAP measure that excludes the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., restructuring charges and impairment charges. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, particularly cash generating activity, by excluding the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., restructuring charges and impairment charges that can obscure underlying trends. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors, many of which use adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance or in preparing the Company’s annual financial Outlook. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies.
A consolidated statement of operations (unaudited), consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.
The Company will conduct a conference call on second quarter earnings on Wednesday, July 26, at 8:30 a.m. Eastern Daylight. To listen to the webcast of the conference call, visit the U. S. Steel website, www.ussteel.com, and click on the “Investors” section.
For more information on U. S. Steel, visit our website at www.ussteel.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains information that may constitute “forward-looking statements” within the meaning of Section 27 of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and those described from time to time in our future reports filed with the Securities and Exchange Commission.
References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.

-oOo-
2017-025

UNITED STATES STEEL CORPORATION
STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended			Six Months Ended
	June 30	March 31	June 30	June 30,
(Dollars in millions, except per share amounts)	2017	2017	2016	2017	2016
NET SALES	$3,144	$2,725	$2,584	$5,869	$4,925

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items shown below)	2,725	2,561	2,397	5,286	4,833
Selling, general and administrative expenses	79	97	64	176	133
Depreciation, depletion and amortization	121	137	129	258	258
Earnings from investees	(16)	(4)	(28)	(20)	(73)
Gain associated with retained interest in U. S. Steel Canada Inc.	(72)	—	—	(72)	—
Restructuring and other charges	(1)	33	(6)	32	4
Net (gain) loss on disposal of assets	—	(1)	—	(1)	3
Other income, net	(5)	—	—	(5)	—

Total operating expenses	2,831	2,823	2,556	5,654	5,158

EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES	313	(98)	28	215	(233)
Net interest and other financial costs	68	63	81	131	146

EARNINGS (LOSS) BEFORE INCOME TAXES	245	(161)	(53)	84	(379)
Income tax (benefit) provision	(16)	19	(7)	3	7

Net earnings (loss)	261	(180)	(46)	81	(386)
Less: Net earnings (loss) attributable to the
noncontrolling interests	—	—	—	—	—
NET EARNINGS (LOSS) ATTRIBUTABLE TO
UNITED STATES STEEL CORPORATION	$261	$(180)	$(46)	$81	$(386)

COMMON STOCK DATA:

Net earnings (loss) per share attributable to
United States Steel Corporation stockholders:
Basic	$1.49	$(1.03)	$(0.32)	$0.46	$(2.64)
Diluted	$1.48	$(1.03)	$(0.32)	$0.46	$(2.64)

Weighted average shares, in thousands
Basic	174,797	174,242	146,582	174,521	146,492
Diluted	176,028	174,242	146,582	176,319	146,492

Dividends paid per common share	$0.05	$0.05	$0.05	$0.10	$0.10

UNITED STATES STEEL CORPORATION
CASH FLOW STATEMENT (Unaudited)

	Six Months Ended
	June 30,
(Dollars in millions)	2017	2016
Cash provided by operating activities:
Net earnings (loss)	$81	$(386)
Depreciation, depletion and amortization	258	258
Gain associated with retained interest in U. S. Steel Canada Inc.	(72)	—
Restructuring and other charges	32	4
Pensions and other postretirement benefits	31	(21)
Deferred income taxes	2	2
Net (gain) loss on disposal of assets	(1)	3
Working capital changes	(199)	435
Income taxes receivable/payable	20	6
Other operating activities	90	12
Total	242	313

Cash used in investing activities:
Capital expenditures	(120)	(217)
Disposal of assets	—	1
Other investing activities	(2)	(18)
Total	(122)	(234)

Cash used in financing activities:
Issuance of long-term debt, net of financing costs	—	958
Repayment of long-term debt	(108)	(962)
Dividends paid	(18)	(15)
Receipts from exercise of stock options	13	—
Taxes paid for equity compensation plans (a)	(10)	—
Total	(123)	(19)

Effect of exchange rate changes on cash	10	5

Net increase in cash and cash equivalents	7	65
Cash and cash equivalents at beginning of the year	1,515	755

Cash and cash equivalents at end of the period	$1,522	$820
(a) Effective January 1, 2017, the Company adopted Accounting Standards Update No. 2016-09, Compensation - Stock Compensation (ASU 2016-09). As a result of adopting ASU 2016-09, cash taxes paid by the Company when directly withholding shares for tax withholding purposes have been classified as a cash flow financing activity. The adoption of this component of ASU 2016-09 was applied retrospectively, but was not significant to the cash flow statement for the six months ended June 30, 2016.

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	June 30	Dec. 31
(Dollars in millions)	2017	2016
Cash and cash equivalents	$1,522	$1,515
Receivables, net	1,444	1,248
Inventories	1,727	1,573
Other current assets	30	20
Total current assets	4,723	4,356
Property, plant and equipment, net	4,010	3,979
Investments and long-term receivables, net	548	528
Intangible assets, net	171	175
Other assets	128	122

Total assets	$9,580	$9,160

Accounts payable and other accrued liabilities	$2,025	$1,668
Payroll and benefits payable	338	400
Short-term debt and current maturities of long-term debt	175	50
Other current liabilities	213	213
Total current liabilities	2,751	2,331
Long-term debt, less unamortized discount and debt issuance costs	2,752	2,981
Employee benefits	1,151	1,216
Other long-term liabilities	371	357
United States Steel Corporation stockholders' equity	2,554	2,274
Noncontrolling interests	1	1

Total liabilities and stockholders' equity	$9,580	$9,160

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended
	June 30	March 31	June 30
(Dollars in millions)	2017	2017	2016
Reconciliation to Adjusted EBITDA
Net earnings (loss) attributable to United States Steel Corporation	$261	$(180)	$(46)
Income tax (benefit) provision	(16)	19	(7)
Net interest and other financial costs	68	63	81
Depreciation, depletion and amortization expense	121	137	129
EBITDA	434	39	157
Gain associated with retained interest in U. S. Steel Canada Inc.	(72)	—	—
Loss on shutdown of certain tubular assets	—	35	—
Supplemental unemployment and severance costs	—	—	(23)
Adjusted EBITDA	$362	$74	$134

	Quarter Ended(a)
	June 30	March 31	June 30
(Dollars in millions, except per share amounts)	2017	2017	2016
Reconciliation to adjusted net earnings (loss) attributable to United States Steel Corporation
Net earnings (loss) attributable to United States Steel Corporation	$261	$(180)	$(46)
Gain associated with retained interest in U. S. Steel Canada Inc.	(72)	—	—
Loss on shutdown of certain tubular assets	—	35	—
Supplemental unemployment and severance costs	—	—	(23)
Loss on debt extinguishment	—	—	24
Total adjustments	—	35	1
Adjusted net earnings (loss) attributable to United States Steel Corporation	$189	$(145)	$(45)

Reconciliation to adjusted diluted net earnings (loss) per share
Diluted net earnings (loss) per share	$1.48	$(1.03)	$(0.32)
Gain associated with retained interest in U. S. Steel Canada Inc.	(0.41)	—	—
Loss on shutdown of certain tubular assets	—	0.20	—
Supplemental unemployment and severance costs	—	—	(0.16)
Loss on debt extinguishment	—	—	0.17
Total adjustments	(0.41)	0.20	0.01
Adjusted diluted net earnings (loss) per share	$1.07	$(0.83)	$(0.31)
(a) The adjustments included in this table have been tax effected at a 0% tax rate due to the recognition of a full valuation allowance.

UNITED STATES STEEL CORPORATION
RECONCILIATION OF ANNUAL ADJUSTED EBITDA OUTLOOK

Year Ended
Dec. 31
(Dollars in millions)	2017
Reconciliation to Projected Annual Adjusted EBITDA Included in Outlook
Projected net earnings attributable to United States Steel Corporation included in Outlook	$300
Estimated income tax expense	57
Estimated net interest and other financial costs	255
Estimated depreciation, depletion and amortization	525
Gain associated with retained interest in U. S. Steel Canada Inc.	(72)
Loss on shutdown of certain tubular assets	35
Projected annual adjusted EBITDA included in Outlook	$1,100

UNITED STATES STEEL CORPORATION
RECONCILIATION OF OUTLOOK SEGMENT EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES TO OUTLOOK SEGMENT EBITDA

(Dollars in millions)	Flat-Rolled	U. S. Steel Europe	Tubular
Reconciliation to Segment EBITDA Included in Outlook
Projected segment earnings (loss) before interest and income taxes included in Outlook	$380	$325	$(105)
Estimated depreciation, depletion and amortization	370	75	55
Projected annual segment EBITDA included in Outlook	$750	$400	$(50)

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended			Six Months Ended
	June 30	March 31	June 30	June 30,
(Dollars in millions)	2017	2017	2016	2017	2016
SEGMENT EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES
Flat-Rolled	$218	$(90)	$6	$128	$(182)
U. S. Steel Europe	55	87	55	142	41
Tubular	(29)	(57)	(78)	(86)	(142)
Other Businesses	9	13	10	22	24
Total Segment Earnings (Loss) Before Interest and Income Taxes	253	(47)	(7)	206	(259)
Postretirement benefit (expense) income	(12)	(16)	12	(28)	28
Other items not allocated to segments:
Gain associated with retained interest in U. S. Steel Canada Inc.	72	—	—	72	—
Loss on shutdown of certain tubular assets	—	(35)	—	(35)	—
Supplemental unemployment and severance costs	—	—	23	—	(2)

Earnings (loss) before interest and income taxes	$313	$(98)	$28	$215	$(233)

CAPITAL EXPENDITURES
Flat-Rolled	$47	$25	$28	$72	$74
U. S. Steel Europe	20	14	22	34	51
Tubular	4	7	18	11	70
Other Businesses	2	1	1	3	22

Total	$73	$47	$69	$120	$217

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended			Six Months Ended
	June 30	March 31	June 30	June 30,
	2017	2017	2016	2017	2016
OPERATING STATISTICS
Average realized price: (a)
Flat-Rolled ($/net ton)	742	719	642	731	625
U. S. Steel Europe ($/net ton)	620	594	485	607	472
U. S. Steel Europe (euro/net ton)	563	558	430	561	423
Tubular ($/net ton)	1,234	1,097	1,050	1,173	1,123
Steel Shipments (thousands of net tons):(a)
Flat-Rolled	2,497	2,404	2,692	4,901	5,188
U. S. Steel Europe	1,157	1,109	1,125	2,266	2,129
Tubular	180	144	70	324	159
Total Steel Shipments	3,834	3,657	3,887	7,491	7,476

Intersegment Shipments (thousands of net tons):
Flat-Rolled to Tubular	94	—	—	94	—
USSE to Flat-Rolled	25	22	—	47	—
Raw Steel Production (thousands of net tons):
Flat-Rolled	2,711	2,714	2,735	5,425	5,514
U. S. Steel Europe	1,285	1,258	1,258	2,543	2,410
Raw Steel Capability Utilization: (b)
Flat-Rolled	64%	65%	65%	64%	65%
U. S. Steel Europe	103%	102%	101%	103%	97%
(a) Excludes intersegment shipments.
(b) Based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled and 5.0 million net tons for U. S. Steel Europe.